                                                                    Exhibit 10.1

CRI - Voight Facility Agreement 12-04-04.DOC
Page 1 of 4

                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This agreement (the "Expanded Facility Agreement") is entered into by and between Cell Robotics International, Inc. (the "Company") and F.A. Voight & Associates (the "Lender"), (the "Parties") as of November 15, 2004.

WHEREAS, the Parties entered into that certain Amended and Restated Loan and Security Agreement dated July 6, 2004 (the "Agreement") under which the Lender has extended loans to the Company aggregating to date $1,000,000; and

WHEREAS, the Company requires further working capital in order to implement its business plan which calls for the commercial launch of its proprietary laser medical and research products in several key markets; and

WHEREAS, the Lender is a significant shareholder of the Company and is fully familiar with its business strategy and desires to provide this further assistance to the Company; and

WHEREAS, the Lender understands that funds being provided to Company are significant to its continuing operations and will specifically serve as a bridge funding source leading to what the Parties anticipate will be a substantial equity source of funding in the form of the sale of either common or preferred shares which effort is now underway and is expected to yield at least $1,000,000 of new capital for the Company by March 15, 2005

NOW THEREFORE intending to be legally bound the parties hereto do agree as follows:

1. Extension of Credit. The Lender hereby agrees to extend credit to the Company in the new maximum amount of $2,000,000. Since $1,000,000 is outstanding under this Facility, the amount of new funding shall be $1,000,000. This amount shall be provided to the Company in accordance with a draw schedule attached hereto as Exhibit "A". The total amount outstanding from time to time is the Total Advances.

2. Term of the Facility: The Facility must be retired fully by July 1, 2005. The Company agrees to repay $250,000 of the amount owed under the Facility within five (5) days of receipt by the Company of proceeds from the sale of equity of at least $2,000,000 in addition to the amounts

CRI - Voight Facility Agreement 12-04-04.DOC
Page 2 of 4

converted from the Facility. The Company further agrees to repay additional Facility obligation within thirty (30) days of receiving additional proceeds beyond $2,000,000 from the sale of equity at the rate of $250,000 for each $1,000,000 of additional equity proceeds.

3. Fees: The Company shall pay the Lender $25,000 in cash and issue to the Lender 400,000 shares of its restricted common stock and as an Extension, Origination and Guarantee Fee upon the execution of this Expanded Facility Agreement. The restricted shares shall be subject to Rule 144 requirements and shall not be registered for resale by the Company. The cash fee shall be deducted from the first advance hereunder.

4. Interest. The Company further agrees to pay to the Lender as interest for the Total Advances, an amount equal to two per cent (2.00%) for every 30-day period that the Total Advances have been outstanding. This interest shall be paid together with principal when any amount of Facility obligation is retired and in no event later than July 1, 2005.The Parties acknowledge that there will be due and owing to the Lender interest to November 14, 2004 of $90,000. This amount shall be deducted from the first advance hereunder.

5. Promissory Notes. The Company shall execute one or more promissory notes in the form attached hereto as Exhibit "B".

6. Security Interest. The underlying collateral for the Total Advances made to the Company under the terms of this Expanded Facility Agreement shall be existing and future accounts receivable, inventory, purchase orders, and the intellectual property related to the Work Station Product Line ("Work Station IP") and the UltraLight product line ("UltraLight IP") and the worldwide manufacturing and marketing rights to the Infant Lasette (also known as the "Heelstick") ("Infant Lasette M/D Rights"). The lien granted on the Work Station IP, UltraLight IP and Infant Lasette M/D Rights shall entitle the Lender in the event of default hereunder, in the exercise of its reasonable commercial judgment, to sell or license the Work Station IP, the UltraLight IP and/or the Infant Lasette M/D Rights. The sale or license of the Infant Lasette M/D Rights may require the consent of the present licensor. The Lender will be entitled to contact and negotiate this consent with the present Licensor only after the date of the Lender's intention to declare the company in default. To avoid these complications, the Lender shall first exercise its rights regarding the Workstation and Ultralight IP's and only if the proceeds do not satisfy the amount owing under the facility, exercise the right on the Infant Lasette. When the Company shall have fully repaid all amounts owed under this Facility, the Lender shall forthwith release its first security lien on the above described assets of the Company and the Facility shall be terminated. Any

CRI - Voight Facility Agreement 12-04-04.DOC
Page 3 of 4

excess proceeds received upon the sale or license of the collateral shall be surrendered to the Company when the Facility has been fully repaid.

7. Additional Consideration. The Lender shall receive as additional consideration Warrants to purchase common shares of the Company in the form attached hereto as Exhibit "C" for 80,000 shares for each $100,000 advanced under this Expanded Facility Agreement. The common stock underlying the Warrants shall be registered on Form SB2 or similar registration statement with the SEC within 180 days of the Lender's exercise of the Warrants. The Warrants shall be valid for a period of three years from the date of issuance and shall have an exercise price of thirty-seven and one-half cents per share ($0.375).

8. Conversion of Facility Debt to Equity. (a) At any time while any amount is owed under this Facility and for a period of fifteen (15) days after the tender of any payment of Facility obligation, the Lender shall be entitled to request that shares of common stock be issued in exchange for cash payment of any part of the amount of Facility obligation at the rate of one share of the Company's common stock for every twenty five cents ($0.25) of Facility obligation hereunder. This conversion formula shall be subject to adjustment in the event of any stock splits or other adjustments made to the Company's common stock so that the Lender receives an equivalent rate of conversion. The shares issued pursuant to this right of conversion shall be restricted shares, subject to Rule 144 requirements and shall not be registered for resale by the Company. (b) If the Company shall complete the sale of at least $1,000,000 of preferred shares or $2,000,000 of common shares prior to April 15, 2005, at the election of the Company $1,000,000 of Facility obligation shall be converted into preferred shares provided that the terms of the preferred shares shall be substantially similar to those set forth in Exhibit "D" hereof.

9. Communication with Lender. The Company agrees as a condition of this Facility and so long as any amount is owed hereunder to (a) permit the Lender to nominate one member to the Company's Board of Directors, to be together with the other existing directors confirmed by the shareholders within six months from today and to (b) provide periodic and timely reports on its cash position, cash management and marketing and strategic planning to the Lender on a confidential basis in a format and manner to be mutually agreed upon.

10. Other Financing. Should the Company receive a bona fide offer of other financing during the term of this Expanded Facility Agreement, the Lender agrees to negotiate in good faith any modifications to the terms hereof that are necessary to permit such other financing to proceed.

CRI - Voight Facility Agreement 12-04-04.DOC
Page 4 of 4

11. Entire Agreement, Amendments. This is the entire agreement of the parties relating to this subject matter. It is to be governed by the laws of the State of New Mexico and shall be enforced in the state or federal courts of the State of New Mexico if the parties cannot amicably resolve any disputes by voluntary submission to an agreed upon mediator or arbitration mechanism. This Expanded Facility Agreement may be modified only by a writing signed by the parties.

12. Agreement in Counterparts. The Company and Lender recognize the importance of expediency. This Expanded Facility Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.


WITNESS THE HAND AND SEAL OF THE PARTIES:


CELL ROBOTICS INTERNATIONAL, INC.


----------------------------------
By: Oton Tisch, Chairman of the Board of Directors        Dated: Dec. 4, 2004
                Authorized by Board Action


F. A. VOIGHT & ASSOCIATES


-----------------------------------
By: Frederick A. Voight, President                        Dated: Dec. 4, 2004

                                                                       EXHIBIT A


                  DRAW SCHEDULE FOR EXPANDED FACILITY AGREEMENT




1. THE FIRST SCHEDULED DRAW UNDER THIS EXPANDED FACILITY AGREEMENT SHALL BE AVAILABLE TO THE COMPANY ON TEN DAYS WRITTEN NOTICE, BUT NOT BEFORE DECEMBER 15, 2004, IN THE NET AMOUNT OF $135,000. (THIS AMOUNT REPRESENTS A DRAW OF $250,000 LESS ACCRUED INTEREST OF $90,000 AND CASH ORIGINATION FEES OF $25,000.)


2. SUBSEQUENT SCHEDULED DRAWS SHALL BE AT THE DISCRETION OF THE COMPANY ON THIRTY DAYS WRITTEN NOTICE AND NOT TO EXCEED $250,000 EVERY THIRTY DAYS COMMENCING ON JANUARY 15, 2005.

3. THE COMPANY IS NOT OBLIGATED TO MAKE ANY SUBSEQUENT DRAWS OR TAKE DOWN ANY SPECIFIC AMOUNT OF THE EXPANDED FACILITY BEYOND THE FIRST SCHEDULED DRAW IF IT CHOOSES NOT TO DO SO.

                                                                     EXHIBIT "B"


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR UNDER THE SECURITIES LAWS OF ANY STATE, AND IS BEING OFFERED AND SOLD IN RELIANCE UPON THE EXEMPTION SET FORTH IN SECTION 4(2) OF SUCH ACT. THIS NOTE MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF WITHOUT PROPER REGISTRATION OR A SATISFACTORY OPINION OF COUNSEL THAT AN EXEMPTION FROM REGISTRATION APPLIES TO ANY SUCH TRANSACTION.

                             SECURED PROMISSORY NOTE

         1. FOR VALUE RECEIVED, the undersigned, CELL ROBOTICS INTERNATIONAL, INC., a Colorado corporation ("Borrower"), promises to pay to FREDERICK A. VOIGHT ("Lender"), the principal sum of $250,000.00 (TWO HUNDRED FIFTY THOUSAND DOLLARS (the "Principal Amount").

         2. This Note shall mature and the Principal Amount become due and payable on or before July 1, 2005. Payment of the Principal Amount and any accrued and unpaid interest shall be made by wire transfer to an account to be designated by the Lender.

         3. This Note is issued pursuant to that certain Expanded Facility Agreement dated as of November 15, 2004 and the terms therein are incorporated herein by reference and made a part hereof as if fully stated herein.

         4. Borrower, for itself and its legal representatives, successors, and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purposes of accelerating maturity, diligence in collection, and any other condition precedent to action against Borrower for the payment hereof.

         5. This Note shall become immediately due and payable upon notice of acceleration by Lender to Borrower following the occurrence of any one of the following specified events: (a) assignment for the benefit of creditors; (b) application for, or appointment of a receiver for, it or its property; (c) filing a voluntary petition under any of the provision of the Bankruptcy Code or having an involuntary petition filed against it under the Bankruptcy Code which is not dismissed within 60 days; (d) any other proceeding under bankruptcy, insolvency, reorganization, relief of debtors, or similar laws is commenced by Borrower, or is commenced against Borrower and not dismissed within sixty (60) day; (e) if any payment of Principal Amount or interest due hereunder is not made within ten (10) days after the date such payment was due; (f) if Borrower fails to perform any covenant or agreement hereunder in any material respect;
(g) if any representation or warranty made by Borrower herein was not true and correct in all material respects when made. All such events shall constitute an Event of Default hereunder. If any of the Events of Default specified in clauses
(a) through (d) above occurs, the balance of the Principal Amount, together with all accrued but unpaid interest, shall immediately become due and payable. If any other Event of Default occurs, Lender may declare the balance of the Principal Amount, together with all accrued but unpaid interest, to be immediately due and payable upon 30 days prior written notice thereof to Borrower.

         6. This obligation is secured by a first lien on all of the Company's future accounts receivable, purchase orders, and its present inventory and the intellectual property associated with the products known as the "Work Station" (the "Work Station IP"), the "UltraLight" (the "UltraLight IP), and the worldwide manufacturing and marketing rights to the Infant Lasette (also known as the "Heelstick") (the "Infant Lasette M/D Rights"). The Lender's security interest has been or will be perfected by the filing of a UCC-1 Financing Statement to perfect this security interest.

         7. This Note is to be construed and enforced according to and governed by the laws of the State of New Mexico.

         8. Borrower agrees to pay all costs and expenses (including, without limitation, reasonable attorney fees) incurred or payable by Lender in enforcing each provision of this Note including, without limitation, respecting the collection of any and all amounts payable under this Note.

         9. Borrower acknowledges that its obligations to make payments hereunder are absolute and unconditional, and agrees that such payments shall not be requested to be, and shall not be, subject to any defense, setoff, or counterclaim of any kind or nature, or any other action similar to the foregoing, provided that nothing contained herein shall preclude any separate proceeding by Borrower against Lender so long as such proceeding does not in any manner relate to or otherwise impair the payment or the collection of the amounts due hereunder in accordance with the terms of this Note.

         10. No amendment, modification, rescission, waiver, consent, forbearance, or release of any provision of this Note shall be valid or binding unless made in writing and executed by a duly authorized representative of Borrower and Lender. No consent or waiver, express or implied, by Lender to the breach by Borrower in the performance by it of any of its obligations hereunder shall be deemed or construed to be a consent to or waiver of the further breach in the performance of the same or any other obligation of Borrower hereunder. Failure on the part of Lender to complain of the act or failure to act by Borrower or to declare Borrower in breach, irrespective of how long such failure continues, shall not constitute a waiver by Lender of any of its rights hereunder.


IN WITNESS WHEREOF, Borrower has executed and delivered this Note as of
___________________.



                                      CELL ROBOTICS INTERNATIONAL ,INC.


                                      ----------------------------------------
                                      By:



ATTEST:

---------------------------
Secretary


SEAL

                                                                  EXHIBIT "C"(R)

THIS WARRANT AND THE SECURITIES RECEIVABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED OR DISPOSED OF UNLESS AND UNTIL SUCH SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF LEGAL COUNSEL IS DELIVERED TO THE COMPANY STATING THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.



                                     WARRANT

                                                         WARRANT NO. ___________

         THIS CERTIFIES THAT, for value received, ___________________ (the "Holder") is entitled at any time during the Exercise Period (as such term and other capitalized terms are defined in Article 1 hereof), subject to the terms and conditions set forth herein, to purchase from CELL ROBOTICS INTERNATIONAL, INC., a Colorado corporation (the "Company"), _______________shares of Common Stock (subject to adjustment as provided herein) at the Warrant Price, all on the terms and conditions and pursuant to the provisions hereinafter set forth.

1.       DEFINITIONS.

         As used in this Warrant, the following terms have the respective meanings set forth below:

         "Applicable Law" shall mean all laws, rules and regulations applicable to the Person, conduct, action or covenant in question, including, but not limited to, all applicable common law and equitable principles, all provisions of all applicable state and federal constitutions, statutes, rules, regulations and orders of governmental body, and all orders, judgments and decrees of all courts and arbitrators.

         "Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

         "Common Stock" shall mean the common stock, par value $.004 per share, of the Company and any capital stock into which such common stock shall have been changed and any other stock resulting from any reclassification of such stock which is not preferred as to dividends or assets over any other class of stock which shall be in effect from time to time.

         "Designated Office" shall have the meaning set forth in Article 7.

         "Exercise Period" shall mean the period commencing on the date hereof and ending at 5:00 p.m., local time, at the Designated Office on ________________[Three Years Hence]

         "Exercise Price" shall mean $0.375, subject to adjustment as provided in Article 3.

         "Notice of Exercise" shall mean the form of Notice of Exercise attached hereto.

         "Person" shall mean any natural person, corporation, unincorporated organization, trust, joint-stock company, joint venture, association, company, limited or general partnership, any government or any agency or political subdivision of any government.

         "Restricted Common Stock" shall mean shares of Common Stock which are, or which upon their issuance on the exercise of this Warrant would be, evidenced by a certificate bearing the restrictive legend set forth in Section 4.4.

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Transfer" shall mean any disposition of the Warrant Stock or of any interest therein, which would constitute a sale thereof within the meaning of the Securities Act.

         "Trading Price" shall mean (a) if the Common Stock is actively traded on any national securities exchange or any Nasdaq quotation or market system, then the closing price at which sales of Common Stock shall have been sold and
(b) if the shares of Common Stock are not actively traded on any such exchange or system, then the arithmetic mean of the bid and asked prices of a share of the Common Stock.

         "Warrant" shall mean this Warrant and all warrants issued upon transfer, division or combination of, or in substitution for, this Warrant.

         "Warrant Price" shall mean an amount equal to (a) the number of shares of Common Stock being purchased upon exercise of this Warrant pursuant to
Section 2.2, multiplied by (b) the Exercise Price as of the date of such exercise.

         "Warrant Stock" shall mean the shares of Common Stock issued, issuable or both (as the context may require) to the Holder of this Warrant upon the exercise thereof.

2.       RIGHTS GRANTED EXERCISE OF WARRANT.

         2.1. Right of Exercise. Subject to Section 9.1, the Holder shall be entitled to exercise this Warrant at any time and from time to time during the Exercise Period.

         2.2. Manner of Exercise. Subject to the terms and conditions of this Warrant, the Holder shall have the right to exercise this Warrant during Exercise Period, in whole or in part, by delivering to the Company at the Designated Office (a) a Notice of Exercise, duly executed by the Holder, specifying the number of shares of Common Stock to be purchased, (b) payment of the Warrant Price by certified or official bank check, (c) this Warrant and (d) in the event this Warrant is being exercised by any Person other than the Holder pursuant to this Section 2.2, it shall be accompanied by proof acceptable to the Company of the right of such Person or Persons to exercise this Warrant. Upon receipt thereof, the Company shall, as promptly as practicable, execute (or cause to be executed) and deliver (or cause to be delivered) to the Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise. The certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the Holder shall request in the Notice of Exercise and shall be registered in the name of the Holder or, subject to the terms of this Warrant, such other name as shall be designated in the Notice of Exercise. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder and/or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the items specified in clauses
(a) through (d) above are received by the Company. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing the shares of Common Stock being issued, deliver to the Holder a new warrant evidencing the rights of the Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new warrant shall in all other respects be identical with this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder. Notwithstanding any provision herein to the contrary, the Company shall not be required to register shares in the name of any Person who acquires this Warrant (or part hereof) or any Warrant Stock otherwise than in accordance with this Warrant.

         2.3. Payment of Taxes. The issuance of a certificate or certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the Holder, the Person or Persons requesting the issuance thereof shall pay to the Company the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Company that such tax has been paid.

         2.4. Fractional Shares. The Company shall not be required to issue fractions of shares of Common Stock upon exercise of this Warrant or to distribute certificates which evidence fractional shares of Common Stock. If the exercise of this Warrant would result in a fractional share of Common Stock or the right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon the exercise of this Warrant shall be rounded up or down to the nearest whole share. The Holder expressly waives his right to receive any fractional shares upon exercise of this Warrant.

         2.5. Compliance with Law and Regulations. This Warrant and the obligation of the Company to sell and deliver the shares of Warrant Stock hereunder shall be subject to all Applicable Laws and to such approvals by any government or regulatory agency as may be required. Notwithstanding any other provision of this Warrant, this Warrant may not be exercised if its exercise, or the receipt of the shares of Warrant Stock pursuant thereto, would be contrary to Applicable Law.


3.       ADJUSTMENTS AND ANTI-DILUTION PROVISIONS.

         3.1. Adjustment for Change in Capital Stock. In the event of any change in the Common Stock of the Company by reason of any combination, subdivision, split, reclassification, stock dividend or any similar change affecting the Common Stock, then in any such event the number and kind of shares of Common Stock subject to this Warrant and the Exercise Price shall be adjusted, in such manner as the Board of Directors deems equitable to prevent substantial dilution or enlargement of the rights granted to the Holder. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

         3.2. Reorganization of Company. If at any time while this Warrant is outstanding and unexpired there shall be (a) a reorganization of the Company,
(b) a merger or consolidation of the Company with or into another entity in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (c) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other Person, then lawful and adequate provision will be made whereby the Holder will thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of this Warrant, the kind and amount of stock and other securities and assets (including, without limitation, cash) receivable upon such merger, consolidation or sale by a holder of the number of shares of Common Stock of the Company deliverable upon the exercise of this Warrant immediately prior to such merger, consolidation or sale. In any such case, appropriate provisions will be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares of Common Stock purchasable upon the exercise of this Warrant) will thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The foregoing provisions of this Section
3.2 shall similarly apply to successive reorganizations, mergers, consolidations and sales and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If this Section 3.2 applies to a transaction, Section 3.1 shall not apply to such transaction.

         3.3. Notice of Adjustment. Whenever the Exercise Price is adjusted, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such certificate prepared in good faith shall be conclusive evidence of the correctness of such adjustment absent manifest error.

         3.4. Company Determination Final. Any determination that the Company or the Board of Directors must make pursuant to this Warrant is conclusive absent manifest error.

         3.5. When No Adjustment Required. No adjustment need be made for any transaction referred to in Section 3.2 if the Holder is entitled to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. No adjustment need be made for a change in the par value or no par value of the Common Stock.

4.       RESTRICTIONS ON TRANSFER AND COMPLIANCE WITH SECURITIES ACT AND
         REGISTRATION.

         4.1 Agreement to Be Bound. The Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Article 4. The Holder further agrees that all shares of Warrant Stock will be disposed of only in accordance with the Securities Act and the rules and regulations of the Commission promulgated thereunder.

         4.2. [Intentionally Omitted.]

         4.3. Compliance with the Securities Act. This Warrant and the Warrant Stock have not been registered under the Securities Act or any applicable state securities law. The Holder hereof, by acceptance hereof, agrees that this Warrant and all shares purchased upon exercise hereof will be disposed of only in accordance with the Securities Act and the rules and regulations of the Commission promulgated thereunder or of any applicable state securities law. The Holder represents and warrants that (a) he, she or it is an "accredited investor," as that term is defined in Rule 501(a) of Regulation D under the Securities Act, and is acquiring the Common Stock for his, her or its own account, for investment and not with a view to any "distribution" within the meaning of the Securities Act; (b) he, she or it has been furnished with all information which he, she or it deems necessary to evaluate the merits and risks of this Warrant and the purchase of the Common Stock upon exercise thereof; (c) he, she or it has had the opportunity to ask questions concerning the Common Stock and the Company and all questions posed have been answered to his, her or its satisfaction; (d) he, she or it has been given the opportunity to obtain any additional information he, she or it deems necessary to verify the accuracy of any information obtained concerning the Common Stock and the Company; and (e) he, she or it has such knowledge and experience in financial and business matters that he, she or it is able to evaluate the merits and risks of purchasing the Common Stock and to make an informed investment decision relating thereto.

         4.4. Restrictive Legends. Except as otherwise provided in this Article 4, each certificate for Warrant Stock initially issued upon the exercise of this Warrant, and each certificate for Warrant Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

         "THE SHARES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED OR DISPOSED OF UNLESS AND UNTIL SUCH SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF LEGAL COUNSEL IS DELIVERED TO THE COMPANY STATING THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."

         4.5. Transfers. No shares of Restricted Common Stock issued upon the exercise hereof shall be Transferred other than pursuant to an effective registration statement under the Securities Act or, if required by the Company, an opinion of counsel is delivered to the Company stating an exemption from the registration provisions thereof. Each certificate, if any, evidencing such shares of Restricted Common Stock issued upon any such Transfer, other than in a public offering pursuant to an effective registration statement, shall bear the restrictive legend set forth in Section 4.4, unless (a) such Transfer is in accordance with the provisions of Rule 144 under the Securities Act (or any other rule or provision permitting sale without registration under the Securities Act), (b) such Restricted Common Stock shall have been effectively registered under the Securities Act and disposed of pursuant thereto or (c) in the opinion of counsel delivered at the request of the Holder, which opinion shall be reasonably acceptable to the Company, such legend is not required for the purposes of compliance with the Securities Act. The holder of the Restricted Common Stock shall not be entitled to Transfer such Restricted Common Stock except in accordance with this Section 4.5.

5.       RESERVATION AND AUTHORIZATION OF COMMON STOCK.

         From and after the date of this Warrant, the Company shall at all times reserve and keep available for issuance upon the exercise of this Warrant such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant. All shares of Common Stock issuable pursuant to the terms hereof, when issued upon exercise of this Warrant with payment therefor in accordance with the terms hereof, shall be duly and validly issued and fully paid and nonassessable.

6.       THEFT, LOSS, DESTRUCTION.

         Upon receipt by the Company from the Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and an indemnity reasonably satisfactory to it and, in case of mutilation, upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to the Holder; provided, however, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

7.       OFFICE OF THE COMPANY.

         As long as this Warrant remains outstanding, the Company shall maintain an office or agency, which may be the principal executive offices of the Company or the offices of the transfer agent of the Company (the "Designated Office"), where this Warrant may be presented for exercise, registration of transfer, division or combination as provided in this Warrant. Such Designated Office shall initially be the principal office of the Company at 2715 Broadbent Parkway N.E., Albuquerque, New Mexico 87107; thereafter, such office shall be the office of the Company or of an agency designated by the Company in a notice delivered to the Holder.

8.       NO SHAREHOLDER RIGHTS.

         Prior to the exercise of this Warrant, the Holder of this Warrant shall not be entitled to any rights of a shareholder of the Company, including, without limitation, the rights to vote, to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company except as provided herein.

9.       MISCELLANEOUS.

         9.1. Termination of Warrant. Except those rights which by their terms specifically extend beyond the end of the Exercise Period, this Warrant and all rights granted herein, to the extent those rights have not lapsed or been exercised, will terminate and become null and void at the end of the Exercise Period or as otherwise specifically provided herein.

         9.2. Notices. All notices, requests, demands, claims and other communications under this Warrant shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by (a) confirmed facsimile; (b) overnight delivery; or (c) registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

        If to the Company:             Cell Robotics International, Inc.
                                       2715 Broadbent Parkway N.E.
                                       Albuquerque, New Mexico 87107
                                       Attn: President
                                       Facsimile:  (505) 344-8112

        With a copy to, which copy     Baker & McKenzie
        shall not constitute notice:   2001 Ross Avenue, Suite 2300
                                       Dallas, Texas 75201
                                       Attn:  W. Crews Lott
                                       Facsimile:  (214) 978-3099

        If to the Holder:


                                       Facsimile: (402 488-6685

The Holder or the Company may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. The Holder or the Company may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other party notice in the manner provided in this Warrant.

         9.3. Succession and Assignment. This Warrant shall be binding upon and inure to the benefit of the Holder and the Company and their respective successors and permitted assigns. Neither the Holder or the Company may assign either this Warrant or any of its rights, interests or obligations hereunder without the prior written approval of the other party.

         9.4. Severability. Any term or provision of this Warrant that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         9.5. Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

         9.6. Governing Law. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW MEXICO WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW MEXICO OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW MEXICO. Any legal action or proceeding with respect to this Warrant shall be brought in any New Mexico state or federal court sitting in Bernalillo County, New Mexico, and, by execution and delivery of this Warrant, the Holder and the Company hereby accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Holder and the Company hereby irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which they may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly
executed by its President and Chief Executive Officer on the     day of December
2004.

                                        CELL ROBOTICS INTERNATIONAL, INC.


                                        By:
                                           -----------------------------------

                             NOTICE OF EXERCISE FORM

(To be executed only upon partial or full exercise of the within Warrant)

         The undersigned registered Holder of the within Warrant irrevocably exercises the within Warrant for and purchases _______ shares of Common Stock, par value $0.004 per share ("Common Stock"), of CELL ROBOTICS INTERNATIONAL, INC. (the "Company") and herewith makes payment therefor in the amount of $___________, all at the price and on the terms and conditions specified in the within Warrant and requests that a certificate (or ___________ certificates in denominations of _________ shares) for the shares of Common Stock of the Company hereby purchased be issued in the name of and delivered to (choose one) (a) the undersigned or (b) ________, whose address is ________________________________, and, if such shares of Common Stock shall not include all the shares of Common Stock issuable as provided in the within Warrant, that a new Warrant of like tenor for the number of shares of Common Stock of the Company not being purchased hereunder be issued in the name of and delivered to (choose one) (a) the undersigned or (b) _________, whose address is __________________________.

         The undersigned is aware that the Common Stock has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws. The undersigned understands that the reliance by the Company on exemptions under the Securities Act is predicated in part upon the truth and accuracy of the statements of the undersigned.

         The undersigned represents and warrants that (a) he, she or it is an "accredited investor," as that term is defined in Rule 501(a) of Regulation D under the Securities Act and is acquiring the Common Stock for his or her own account, for investment and not with a view to any "distribution" within the meaning of the Securities Act; (b) the undersigned has no present intention of making any transfer of the Common Stock; (c) he, she or it has been furnished with all information which he, she or it deems necessary to evaluate the merits and risks of the purchase of the Common Stock; (d) he, she or it has had the opportunity to ask questions concerning the Common Stock and the Company and all questions posed have been answered to his, her or its satisfaction; (e) he, she or it has been given the opportunity to obtain any additional information he, she or it deems necessary to verify the accuracy of any information obtained concerning the Common Stock and the Company; and (f) he, she or it has such knowledge and experience in financial and business matters that he, she or it is able to evaluate the merits and risks of purchasing the Common Stock and to make an informed investment decision relating thereto.

         The undersigned understands that because the Common Stock has not been registered under the Securities Act, he, she or it must continue to bear the economic risk of the investment for an indefinite time and the Common Stock cannot be sold unless the Common Stock is subsequently registered under applicable federal and state securities laws or an exemption from such registration is available.

         The undersigned agrees that he, she or it will in no event sell or distribute or otherwise dispose of all or any part of the Common Stock unless
(a) there is an effective registration statement under the Securities Act and applicable state securities laws covering any such transaction involving the Common Stock, as applicable, or (b) such Common stock is sold in a transaction exempt from such registration. The undersigned agrees that, if requested by the Company, and at the expense of the undersigned, he or she shall deliver an opinion of counsel, which opinion shall be reasonably satisfactory to the Company that such registration or qualification is not required.

         The undersigned consents to the placing of a legend on its certificate for the Common Stock stating that the Common Stock has not been registered and setting forth the restriction on transfer contemplated hereby and to the placing of a stop transfer order on the books of the Company and with any transfer agents against the shares until the Common Stock may be legally resold or distributed without restriction.


Signature Guaranteed:                 By:
                                          -------------------------------------
                                      Name:
                                            -----------------------------------
                                      Title:
                                             ----------------------------------
                                      Date:
                                            -----------------------------------


NOTICE: THE SIGNATURE TO THIS NOTICE OF EXERCISE MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN WARRANT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. THE SIGNATURE ON THIS NOTICE OF EXERCISE MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY IN THE UNITED STATES OR A MEMBER FIRM OF THE NEW YORK STOCK EXCHANGE.

                                                                 EXHIBIT "D" (R)


                   TERMS FOR NEW SERIES A PREFERRED SHARES

1) INVESTORS: All purchasers of the Series A Preferred shall be Accredited Investors.


2) PRINCIPAL AMOUNT: $2,500,000.

3) INVESTMENT VEHICLE: 25,000 Shares of new Series A Preferred (Face Value of $100.00 Per Share)

4) RIGHTS OF PREFERRED SHARES:

         -        Liquidation Preference Over Common Shares

         -        Convertible into common shares at $0.25 per Share

         - Conversion to be mandatory if at least $2,000,000 of other equity is raised by the Company by December 31, 2004, or when the Company achieves a market value of $25,000,000, or annual revenues of $10,000,000

         - The Preferred Shares to pay a dividend in additional shares of Series A Preferred at the annual rate of 12%, such dividends to be paid on a semi-annual basis while the Preferred is outstanding.

         - Each Preferred Share to have voting rights equal to 400 common shares, equivalent of the correspondent of the common shares after conversion.

5) REGISTRATION: The Preferred Shares will not be registered. The common shares reserved for conversion will be registered by the Company on Form SB2 within 180 days of conversion, but only if the respective Holder so requests.